Exhibit 23(g)

          CONSENT OF ALEX. BROWN & SONS INCORPORATED

  We hereby consent to the inclusion of our opinion dated January 16, 1994 as an Annex to the Prospectus/Proxy Statement filed as part of the Registration Statement on Form S-4 (No. 33-53103) of First Union Corporation and attached as Appendix I to the Prospectus forming a part of the Registration on Form S-3 of BancFlorida Financial Corporation, and to the references to our firm as Financial Advisor to BancFlorida Financial Corporation and to our opinion contained in said Prospectus/Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission

                                   ALEX. BROWN & SONS INCORPORATED



                                   By  /s/ HOWARD J. LOEWENBERG
                                     Name:Howard J. Loewenberg
                                     Title:Vice President


May 3, 1994